UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 5, 2013 (February 27, 2013)

Zoetis Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-35797	46-0696167
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5 Giralda Farms
Madison, New Jersey 07940
(Address of principal executive offices, including zip code)

(973) 660-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Determination of Annual Incentive Awards for Fiscal Year 2012

On February 27, 2013, the Compensation Committee of the Board of Directors of Pfizer Inc. (“Pfizer”) approved the payment of incentive awards under the Pfizer annual incentive plan to eligible employees, including the Named Executive Officers (the “NEOs”) of Zoetis Inc. (the “Company”), for the year ended December 31, 2012.  Information regarding the Company’s annual incentive program for 2012 was previously described by the Company in the Compensation Discussion and Analysis beginning on page 132 of the Company’s Prospectus filed with the Securities and Exchange Commission on February 4, 2013 (the “Prospectus”). As noted on page 129 of the Prospectus, our NEOs were employees of Pfizer in 2012.

As of the filing of the Prospectus, annual incentive awards for the NEOs for 2012 had not been determined and, therefore, were omitted from discussion in the Compensation Discussion and Analysis as well as from the Summary Compensation Table included in the Prospectus. Current information regarding the annual incentive program is set forth below. Pursuant to Item 5.02(f) of Form 8-K, the annual incentive awards for the NEOs for the year ended December 31, 2012 and the new total compensation amounts are also set forth below.

Annual incentive plan.  For 2012, eligible employees, including our NEOs, participated in Pfizer’s annual incentive program—the Global Performance Plan, or GPP.  The GPP utilizes a funded pool based on Pfizer’s performance on three financial metrics:  total revenue (revenue), weighted 40%; adjusted diluted earnings per share, weighted 40%; and cash flow from operations (cash flow), weighted 20%.  The GPP pool funding percentage can range from 0% to 200% of target award levels; however, the pool is not funded unless performance exceeds a threshold level.  Earned individual payouts also can range from 0% to 200% of target and reflect allocations from the available earned pool based on corporate, business unit/function, and individual performance.

As indicated by the following table, Pfizer’s actual 2012 performance exceeded the targets for revenue and adjusted diluted earnings per share, and exceeded the threshold for cash flow.  The 2012 amounts below exclude the results from the Nutrition Business Unit of Pfizer, which was sold in 2012.

Financial objective	Revenue (a)	Adj. diluted EPS (b)	Cash flow (c)
2012 Threshold	$54.5 billion	$1.97	$15.5 billion
2012 Target	$59.0 billion	$2.17	$19.0 billion
2012 Achievement	$59.2 billion	$2.26	$18.4 billion

(a)	Total revenue for annual incentive purposes is based on budgeted foreign exchange rates. Therefore, 2012 achievement differs from U.S. GAAP revenue of $59.0 billion.
(b)	Adjusted diluted EPS for annual incentive purposes is based on budgeted foreign exchange rates and excludes certain non-recurring items.
(c)	2012 target and achievement exclude certain tax and other discretionary timing items for compensation purposes (non-GAAP amounts).

Our NEOs’ 2012 annual incentives were based on:

•	the financial performance of Pfizer (measured by revenues, adjusted diluted earnings per share and cash flow, as described above);

•	the financial performance of their respective business unit/function measured by annual budgets for revenues and income before adjustments (as applicable);

•	the achievement of selected strategic and operational goals for their respective business unit/function; and

•	an assessment by Pfizer’s Chief Executive Officer of each executive’s individual performance.

The 2012 annual incentive award for Mr. Alaix was recommended by Pfizer’s Chief Executive Officer.  With respect to our other NEOs, Messrs. Passov and Lewis, Ms. Peck and Dr. Knupp, their 2012 annual incentive awards were recommended by Mr. Alaix, as head of the Pfizer Animal Health business, and were reviewed and approved by Pfizer’s Chief Executive Officer.  Although Pfizer’s Compensation Committee approved such award amounts, Pfizer’s Compensation Committee was not involved in making the specific annual incentive award recommendations for our NEOs. Each of our NEOs was determined to have exceeded their overall objectives for 2012.

2012 financial performance of business unit/function. The financial performance of Pfizer resulted in an overall GPP funding pool of 120% of target. The financial performance of the animal health business unit of Pfizer, based on annual budgets for revenues and income before adjustments, resulted in a funding pool of 115% of target.

2012 strategic and operational objectives.  As President of the Pfizer Animal Health business, Mr. Alaix’s 2012 strategic and operational objectives included:  (i) improving effectiveness of field force and veterinary operations; (ii) growing income before taxes faster than revenue; (iii) expanding the product portfolio through superior research and development and targeted business development and global alliances; (iv) realizing targeted savings in operational expenses; (v) improving the engagement of Pfizer Animal Health colleagues at all levels; and (vi) realizing operational readiness for the Pfizer Animal Health strategic alternatives review.

As Treasurer of Pfizer until October 2012, Mr. Passov’s 2012 strategic and operational objectives included:  (i) contributing at least $250 million of income from portfolio and pension plan initiatives; (ii) establishing a debt refinancing program; (iii) maximizing the EPS impact of the share repurchases; and (iv) maximizing the value of any potential transaction involving Pfizer Animal Health.

As Executive Vice President, Worldwide Business Development and Innovation of Pfizer until November 2012, Ms. Peck’s 2012 strategic and operational objectives included:  (i) identifying and closing key business development acquisition, licensing and partnership opportunities; (ii) increasing the return and reducing the risk of Pfizer’s R&D portfolio through creative partnerships and business development; (iii) maximizing the value of business units and assets identified for divestiture to create optimal shareholder value; (iv) developing an enterprise-wide digital strategy that will create opportunities to drive growth and efficiency and add value for Pfizer’s key stakeholders; and (v) supporting initiatives to reduce costs and ensure efficiency in Pfizer’s commercial operating model.

As head of Veterinary Medicine Research and Development of the Pfizer Animal Health business, Dr. Knupp’s 2012 strategic and operational objectives included:  (i) delivering the product portfolio by implementing investment strategies across all segments (vaccines and medicines) and stages; (ii) creating opportunities to position new businesses (genetics, diagnostics, etc.) and emerging markets for value generation; (iii) ensuring ongoing success of the global research organization in a new operating model; and (iv) ensuring business stability through the Pfizer Animal Health strategic alternatives review.

As head of U.S. Operations for Pfizer Animal Health, Mr. Lewis’ 2012 strategic and operational objectives included:  (i) achieving revenue of $1.6 billion; (ii) developing a plan to expand coverage of the Inside Sales Team; (iii) continuing to strengthen colleague engagement; (iv) ensuring the successful integration of new business/service platforms into a comprehensive solutions offering; and (v) supporting the Pfizer Animal Health strategic alternatives review.

The following table presents the annual incentive awards for the NEOs for the year ended December 31, 2012, together with the new total compensation amounts.

	Fiscal 2012
Name and principal position	Non-equity incentive plan compensation ($)	Total compensation ($)
Juan Ramón Alaix Chief Executive Officer	500,000	2,587,567
Richard A. Passov Executive Vice President and Chief Financial Officer	309,300	2,109,955
Kristin C. Peck Executive Vice President and Group President	396,000	2,332,011(a)
Clinton A. Lewis Jr. Executive Vice President and President of U.S. Operations	174,900	1,505,581
Catherine A. Knupp Executive Vice President and President of Research and Development	174,900	1,320,634

(a)	The total compensation for Ms. Peck also includes a one-time bonus in the amount of $250,000 in recognition of her leadership and efforts related to the sale of the Pfizer Nutrition business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2013	ZOETIS INC.

	By:	/s/ Heidi C. Chen
	Name:	Heidi C. Chen
	Title:	Executive Vice President, General Counsel and Corporate Secretary